Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated and made as of December 30, 2011, modifying the Employment Agreement dated as of [Date of Employment Agreement] (together with any and all previous amendments, the “Employment Agreement”) between General Physics Corporation, a Delaware corporation (the “Company”), and [Employee Name] (“Employee”).

WHEREAS, the Company and GP Strategies Corporation, a Delaware Corporation and the Company’s parent (“GPX”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby GPX will merge (the “Merger”) with and into the Company, with the Company as the surviving corporation being renamed “GP Strategies Corporation” (the “Surviving Company”); and

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to substitute the Surviving Company for the Company as the Employee’s employer, and to modify the definition of “change in control” as it relates to the Merger.

NOW THEREFORE, intending to be legally bound, and for good and valuable consideration, including the mutual covenants set forth herein, the Company and the Employee hereby agree to amend the Employment Agreement as follows:

1.                                       Amendments.

a.                                       At the effective time of the Merger, the Surviving Company will be substituted for the Company as the Employee’s employer, and the terms “Company” and “GPSC” in the Employment Agreement shall mean GP Strategies Corporation, a Delaware corporation.

b.                                      Notwithstanding anything to the contrary in Subsection 3(f) of the Employment Agreement, the parties agree that neither the Merger pursuant to the Merger Agreement nor the renaming of the Surviving Company shall be deemed a “change in control” or “sale of the company” for any purpose under the Employment Agreement.

2.                                       Miscellaneous.

a.                                       Each reference in the Employment Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall hereafter mean and be a reference to the Employment Agreement, as amended hereby.  Except as specifically amended hereby, the Employment Agreement, and each and every term and provision thereof, shall remain in full force and effect.

b.                                      This Amendment shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Maryland, without giving effect to conflict of laws principles.

c.                                       Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Amendment, and the remaining provisions contained in this Amendment shall be construed to preserve to the maximum permissible extent the intent and purposes of this Amendment.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

d.                                      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile or other electronic transmission of this Amendment shall be deemed an original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Amendment as of the date first written above.

GENERAL PHYSICS CORPORATION

By:
	Name:	[Employee Name]
Title: